EXHIBIT 10.12

100 SPEAR STREET

OFFICE LEASE

TENANT: APTIMUS, INC., a Washington corporation

100 Spear Street

San Francisco, California

Basic Lease Information

Date: ______________, 2003

Landlord:	100 Spear Street Owners Corp., a Delaware corporation
Tenant:	Aptimus, Inc., a Washington corporation
Premises (Section 1.1):	4,451 Rentable Square Feet Located on the 11th Floor of the Building
Term (Section 2.1):	48 months
Commencement Date (Section 2.1):	December 1, 2003
Expiration Date (Section 2.1):	November 30, 2007
Base Rent (Section 3.1(a)):	December 1, 2003 - November 30, 2004	$8.50 Per Rentable Square Foot Per Year ($3,152.79 per month)
	December 1, 2004 - November 30, 2006	$12.50 Per Rentable Square Foot Per Year ($4,636.46 per month)
	December 1, 2006 - November 30, 2007	$16.50 Per Rentable Square Foot Per Year ($6,120.13 per month)

Notwithstanding the foregoing to the contrary, so long as Tenant is not then in default under this Lease, Tenant shall be entitled to an abatement of rent (including Operating Expenses and Property Taxes) for the first three (3) consecutive full calendar months of the Term.

Tenant's Percentage Share (Section 4.1):	2.2%
Liability Insurance (Section 10.3):	$2,000,000
Deposit (Section 21.1):	$21,053.23
Landlord's Address (Section 23.1):	100 Spear Street Owners Corp. c/o Lend Lease Real Estate Investment One Front Street, Suite 1100 San Francisco, CA 94111 Attn: Mr. Art Fong

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Tenant's Address:	Prior to Commencement Date: 657 Mission Street, Suite 200 San Francisco, California 94105 Following Commencement Date: At the Premises
Real Estate Broker (Section 26.5):	The CAC Group and CB Richard Ellis
Exhibit A - Plan(s) Outlining the Premises
Exhibit B - Work Agreement
Exhibit C - Rules and Regulations
Special Provisions -	Renewal Option (Section 2.2)

The foregoing Basic Lease Information is incorporated in and made a part of the Lease to which it is attached. If there is any conflict between the Basic Lease Information and the Lease, the Lease shall control.
APTIMUS, INC., a Washington corporation	100 SPEAR STREET OWNERS CORP., a Delaware corporation
By:	By:
Its:	Its:
By:	By:
Its:	Its:

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OFFICE LEASE

THIS LEASE is made as of the date specified in the Basic Lease Information by and between 100 SPEAR STREET OWNERS CORP., a Delaware corporation ("Landlord"), and the tenant specified in the Basic Lease Information ("Tenant").

W I T N E S S E T H:

ARTICLE 1

Premises

1.1 Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the term and subject to the covenants hereinafter set forth, to all of which Landlord and Tenant hereby agree, the space on the floor(s) specified in the Basic Lease Information (the "Premises"), as outlined on the floor plan(s) attached hereto as Exhibit A, in the building (the "Building") known as 100 Spear Street, San Francisco, California, which includes the land (Assessor's Lot 1, Block 3717) on which the Building is located. Tenant shall have the right to use, in common with others, the entrances, lobbies and elevators of the Building for access to the Premises. All of the windows and outside decks, balconies and walls of the Building and any space in the Premises used for shafts, stacks, pipes, conduits, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof and access thereto through the Premises for the purposes of operation, maintenance and repairs, are reserved to Landlord.

1.2 No easement for light, air or view is included with or appurtenant to the Premises. Any diminution or shutting off of light, air or view by any structure which may hereafter be erected (whether or not constructed by Landlord) shall in no way affect this Lease or impose any liability on Landlord.

ARTICLE 2

Term

2.1 Generally. The term of this Lease ("Term") shall be the term specified in the Basic Lease Information, which shall commence on the later of: (a) the commencement date specified in the Basic Lease Information (which is the date upon which the parties estimate that the Tenant Improvements (defined in Exhibit B attached hereto) will be substantially completed), and (b) substantial completion of the Tenant Improvements (the "Commencement Date") and, unless sooner terminated as hereinafter provided, shall end on the expiration date specified in the Basic Lease Information (the "Expiration Date"); provided that if Tenant occupies and conducts business from any portion of the Premises prior to the Commencement Date as established pursuant to the immediately preceding sentence, the Commencement Date shall be deemed to have occurred as of the date of such prior occupancy; and provided, further, however, that Tenant’s efforts to prepare the Premises for occupancy, including without limitation, installing computer systems and furniture, in preparation for conducting business shall not trigger the Commencement Date. Landlord shall deliver possession of the Premises to Tenant on the date estimated to be the Commencement Date in the Basic Lease Information or the date of substantial completion of the Tenant Improvements, whichever is later, and Tenant shall accept such delivery of the Premises, which acceptance shall constitute agreement by Tenant that the Premises are in the condition required by this Lease. Tenant's acceptance of the Premises shall be subject to Landlord's obligation to correct:

(i) portions of the Tenant Improvements as set forth on a construction punch list prepared by Landlord and Tenant in accordance with the terms hereof. Within 15 days after Substantial Completion of the Tenant Improvements, Landlord and Tenant shall together conduct an inspection of the Premises and prepare a "punch list" setting forth any portions of the Tenant Improvements that are not in conformity with the Tenant Improvements as required by the terms of the Work Agreement attached hereto as Exhibit B. Notwithstanding the foregoing, at the request of Landlord, such construction punch list shall be mutually prepared by Landlord and Tenant prior to the date on which Tenant first begins to move its furniture, equipment or other personal property into the Premises. Landlord shall use good faith efforts to correct all such items within a reasonable time following the completion of the punch list; and

(ii) any system or facility serving the Premises which is not in good working order and repair as of the date the Premises are delivered to Tenant (Tenant will have thirty (30) days in which to notify Landlord in writing of any such items), provided that if any such item(s) of disrepair are caused by Tenant’s misuse or abuse of the Premises, Landlord shall not be obligated to perform such work unless Tenant bears the cost of such work.

2.2 Renewal Option.

(a) Generally. Tenant shall have the right to extend the Term (the “Renewal Option”) for one (1) additional period of three (3) years (the “Renewal Term”) if:

(i) Landlord receives notice of exercise of the Renewal Option (“Initial Renewal Notice”) not less than 270 days prior to the expiration of the initial Term and not more than 390 days prior to the expiration of the initial Term; and

(ii) Tenant is not in default under this Lease beyond any applicable cure period and no event which, with notice, the passage of time, or both, would constitute a default hereunder on the part of Tenant exists at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Notice (as defined below) or as of the commencement of the Renewal Term; and

(iii) The Premises or any portion thereof has not been sublet (other than pursuant to a Permitted Transfer) at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Notice; and

(iv) This Lease has not been assigned by Tenant (other than pursuant to a Permitted Transfer) prior to the date that Tenant delivers its Initial Renewal Notice or prior to the date Tenant delivers its Binding Notice; and

(v) Tenant executes and returns the Renewal Amendment (hereinafter defined) within twenty (20) days after submission to Tenant of an accurate Renewal Amendment; and

(vi) Tenant (or a transferee pursuant to a Permitted Transfer) is in occupancy of all of the Premises at the time Tenant delivers its Initial Renewal Notice, at the time Tenant delivers its Binding Notice and as of the commencement of the Renewal Term.

(b) Rent. The initial Base Rent rate during the Renewal Term shall equal the Prevailing Market (hereinafter defined) rate per Rentable Square Foot, as determined in the manner set forth below.

(c) Additional Rent. Tenant shall pay Additional Rent (i.e. Operating Expenses and Property Taxes) for the Premises during the Renewal Term in accordance with this Lease.

(d) Determination of Base Rent. Within thirty (30) days after receipt of Tenant’s Initial Renewal Notice, Landlord shall advise Tenant of the applicable Base Rent rate for the Premises for the Renewal Term. Tenant, within thirty (30) days after the date on which Landlord advises Tenant of the Base Rent rate for the Renewal Term, shall either (i) give Landlord final binding written notice (“Binding Notice”) of Tenant’s exercise of its option, or (ii) if Tenant disagrees with Landlord’s determination, provide Landlord with written notice of rejection (the “Rejection Notice”). If Tenant fails to provide Landlord with either a Binding Notice or Rejection Notice within such thirty (30) day period, Tenant’s Renewal Option shall be null and void and of no further force and effect. If Tenant provides Landlord with a Binding Notice, Landlord and Tenant shall enter into the Renewal Amendment (as defined below) upon the terms and conditions set forth herein. If Tenant provides Landlord with a Rejection Notice, Landlord and Tenant shall work together in good faith to agree upon the Prevailing Market Base Rent rate during the Renewal Term. Upon written agreement by both parties, Landlord and Tenant shall enter into the Renewal Amendment in accordance with the terms and conditions hereof. Notwithstanding the foregoing, if Landlord and Tenant are unable to agree upon the Prevailing Market Base Rent rate for the Premises within thirty (30) days after the date on which Tenant provides Landlord with a Rejection Notice, then Tenant’s Initial Renewal Notice and Tenant’s exercise of the Renewal Option shall be null and void and of no further force or effect, unless Tenant, on or before the thirty-fifth (35th) day following Tenant’s delivery of the Rejection Notice, elects to submit the matter to arbitration by delivery of written notice of such election to Landlord (in which event such notice will be deemed a Binding Notice, and Tenant will have irrevocably committed to lease the Premises during the Renewal Term at the rental rate(s) determined pursuant to such arbitration). If the matter is submitted to arbitration, the Prevailing Market Base Rent rate payable as of commencement of the Renewal Term shall be determined (and when determined, shall be binding upon the parties) as follows:

(i) Within ten (10) days after the thirty-fifth (35th) day described above, Tenant, at its sole expense, shall obtain and deliver in writing to Landlord a determination of the Prevailing Market Base Rent rate for the Premises for a term equal to the Renewal Term, from a real estate broker (“Tenant’s Broker”) licensed in the State of California and engaged in the leasing of commercial real estate in the San Francisco, California vicinity for at least the immediately preceding five (5) years; such determination shall be stated in a single “per square foot per annum (or month)” figure, for ease of comparison. If Landlord accepts such determination, the Prevailing Market Base Rent rate payable by Tenant during the Renewal Term shall be equal to the amount determined by Tenant’s Broker. If Tenant fails to timely deliver such determination, the Prevailing Market Base Rent rate as quoted by Landlord shall control.

(ii) If Landlord does not accept such determination, within fifteen (15) days after receipt of the determination of Tenant’s Broker, Landlord shall designate a similarly qualified broker (“Landlord’s Broker”). If the two Brokers are appointed by the parties as set forth above, such Brokers shall promptly meet and attempt to agree upon the applicable Prevailing Market Base Rent rate. If such Brokers are unable to agree within fifteen (15) days following the appointment of Landlord’s Broker, the Brokers shall select a third broker meeting the qualifications set forth above within ten (10) days after the last date the two Brokers are given to agree upon the applicable Prevailing Market Base Rent rate. The Third Broker shall be a person who has not previously acted and is not currently acting in any capacity for either party.
(iii) The Third Broker shall conduct its own independent investigation of the applicable Prevailing Market Base Rent rate, and shall be instructed not to advise either party of its determination, except as follows: when the Third Broker has made its determination (which shall be completed within fifteen (15) days after the appointment of the Third Broker), it shall advise Landlord and Tenant and establish a date, at least five (5) days after the giving of notice by such Third Broker to Landlord and Tenant, on which it will disclose its determination. Such meeting shall take place in Landlord’s office unless otherwise mutually agreed by the parties. After having initialed the paper on which its determination is set forth, the Third Broker shall place its determination in a sealed envelope. Landlord’s Broker and Tenant’s Broker shall each set forth their determination (each stated in a single “per rentable square foot per annum (or month)” figure) on a separate piece of paper, initial the same, and place them in sealed envelopes. Each of the three envelopes shall be marked with the name of the party whose determination is inside the envelope. In the presence of the Third Broker, the determination of the Prevailing Market Base Rent rate by Landlord’s Broker and Tenant’s Broker shall be opened and examined. If the higher of the two determinations submitted by Landlord’s Broker and Tenant’s Broker is one hundred and five percent (105%) or less of the amount set forth in the lower determination, the average of the two determinations shall be the Prevailing Market Base Rent rate, the envelope containing the determination by the Third Broker shall be destroyed and the Third Broker shall be instructed not to disclose its determination. If either party’s envelope is blank, or does not set forth a determination, the determination of the other party shall prevail and be treated as the Prevailing Market Base Rent rate. If the higher of the two determinations is more than one hundred and five percent (105%) of the amount of the other determination, the envelope containing the Third Broker’s determination shall be opened, the Prevailing Market Base Rent rate shall, in such event, be the rent proposed by either Landlord’s Broker or Tenant’s Broker which is closest to the determination of Prevailing Market Base Rent rate by the Third Broker; if the two are equidistant, the Prevailing Market Base Rent rate shall be equal to the Third Broker’s determination.

(iv) Landlord shall pay the costs and fees of Landlord’s Broker in connection with any determination hereunder, and Tenant shall pay the costs and fees of Tenant’s Broker in connection with such determination. The costs and fees of any Third Broker shall be paid one-half by Landlord and one-half by Tenant. Tenant expressly acknowledges that any costs, fees and commissions arising in favor of any broker or other party hired by Tenant to represent Tenant in the negotiation of the extension of the term of this Lease shall be borne solely by Tenant.

(v) If the amount of the Prevailing Market Base Rent rate is not known as of the commencement of the Renewal Term, then Tenant shall continue to pay the then current Base Rent rate in effect immediately prior to the expiration of the initial Term until the amount of the Prevailing Market Base Rent rate are determined. When such determination is made, Tenant shall pay Landlord any deficiency to Landlord upon demand or Landlord will credit any overpayment against Base Rent next due and payable under this Lease.

(e) Renewal Amendment. If Tenant is entitled to and properly exercises its Renewal Option, Landlord shall prepare an amendment (the “Renewal Amendment”) to reflect changes in the Base Rent, Term, Expiration Date and other appropriate terms. The Renewal Amendment shall be:

(i) Sent to Tenant within a reasonable time after receipt of the Binding Notice; and

(ii) Executed by Tenant and returned to Landlord in accordance with Section 2.2(a)(v) above.
An otherwise valid exercise of the Renewal Option shall, at Landlord’s option, be fully effective whether or not the Renewal Amendment is executed.

(f) Prevailing Market. For purpose hereof, “Prevailing Market” shall mean the arms length fair market annual rent rate per rentable square foot under renewal leases and amendments in the Building and other first class office buildings in the San Francisco financial district entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building, taking into account then prevailing factors, including Landlord concessions (which may include but shall not necessarily be limited to, tenant improvement allowances, brokerage commissions, free rent and other then customary concessions).

2.3 Landlord shall deliver possession of the Premises to Tenant on the date estimated to be the Commencement Date in the Basic Lease Information or the date of substantial completion of the Tenant Improvements, whichever is later, and Tenant shall accept such delivery of the Premises, which acceptance shall constitute agreement by Tenant that the Premises are in the condition required by this Lease, subject to normal punch list items specified by Landlord's architect which Landlord shall promptly correct or complete.

ARTICLE 3

Rent

3.1 Tenant shall pay to Landlord the following amounts as rent for the Premises:

(a) During the Term, Tenant shall pay to Landlord, as base monthly rent, the amount of monthly rent specified in the Basic Lease Information (the "Base Rent").

(b) During the Term of this Lease, Tenant shall pay to Landlord, as additional monthly rent, Tenant's Percentage Share (as hereinafter defined) of all Operating Expenses (as hereinafter defined) paid or incurred by Landlord during the Term and Tenant's Percentage Share of all Property Taxes (as hereinafter defined) paid or incurred by Landlord during the Term as more particularly described in Article 4 below.

(c) Throughout the Term of this Lease, Tenant shall pay, as additional rent, all other amounts of money and charges required to be paid by Tenant under this Lease, whether or not such amounts of money or charges are designated "additional rent." As used in this Lease, "rent" shall mean and include all Base Rent, additional monthly rent and additional rent payable by Tenant in accordance with this Lease. Landlord will have the same remedies for a default in the payment of additional rent as for a default in the payment of Base Rent.

3.2 Tenant shall pay all Base Rent and additional monthly rent under Section 3.1 above to Landlord, in advance, on or before the first day of each and every calendar month during the Term of this Lease, provided that the installment of Base Rent for the first full calendar month of the Term, and the first monthly installment of additional monthly rent, shall be payable upon the execution of this Lease by Tenant. Tenant shall pay all rent to Landlord without notice, demand, deduction or offset, in lawful money of the United States of America, at the address of Landlord specified in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate in writing.

ARTICLE 4

Operating Expenses and Property Taxes

4.1 As used in this Lease, "Tenant's Percentage Share" shall mean the percentage specified in the Basic Lease Information.

4.2 Operating Expenses. As used in this Lease, "Operating Expenses" shall mean all costs and expenses of any kind paid or incurred by Landlord in connection with the ownership, management, operation, maintenance or repair of the Building or providing services in accordance with this Lease, including, without limitation but by way of example the following: salaries, wages, other compensation, taxes and benefits (including payroll, social security, workers' compensation, unemployment, disability and similar taxes and payments) for all personnel engaged in the management, operation, maintenance or repair of the Building; uniforms provided to such personnel; premiums and other charges for all property, earthquake, rental value, liability and other insurance carried by Landlord, as well as the deductible portion of any insured loss; water and sewer charges or fees; license, permit and inspection fees; electricity, chilled water, air conditioning, gas, fuel, steam, heat, light, power and other utilities; sales, use and excise taxes on goods and services purchased by Landlord; telephone, delivery, postage, stationery supplies and other expenses; management fees and expenses; equipment lease payments; repairs to and maintenance of the Building, including Building systems and accessories thereto and repair and replacement of worn-out or broken equipment, facilities, parts and installations; janitorial, window cleaning, security, guard, extermination, water treatment, garbage and waste disposal, rubbish removal, plumbing and other services; inspection or service contracts for elevator, electrical, mechanical and other Building equipment and systems; the cost to maintain the Building's main telephone system (including wiring), supplies, tools, materials and equipment; accounting, legal, consulting and other professional fees and expenses (excluding legal fees incurred by Landlord relating to the negotiation of specific leases); painting the exterior or the public or common areas of the Building and the cost of maintaining the sidewalks, landscaping and other common areas of or serving the Building as well as the Building's exterior and rooftop; the cost, reasonably amortized as determined by Landlord, with interest at the rate of ten percent (10%) per annum, or such higher rate as Landlord may actually have to pay, on the unamortized balance, of all furniture, fixtures, draperies, carpeting and personal property furnished by Landlord in common areas or public corridors of the Building or in the Building office; all costs and expenses resulting from compliance with any laws, ordinances, rules, regulations or orders applicable to the Building, including compliance with requirements of the transportation management program; Building office rent or rental value; all costs and expenses of contesting by appropriate legal proceedings any matter concerning managing, operating, maintaining or repairing the Building, or the validity or applicability of any law, ordinance, rule, regulation or order relating to the Building, or the amount or validity of any Property Taxes; reasonable depreciation as determined by Landlord on all machinery, fixtures and equipment (including window washing machinery) used in the management, operation, maintenance or repair of the Building and on window coverings and floor coverings provided by Landlord; and the cost, reasonably amortized as determined by Landlord, with interest at the rate of ten percent (10%) per annum, or such higher annual rate as Landlord may actually have to pay, on the unamortized balance, of all capital improvements made to the Building or capital assets acquired by Landlord that are designed or intended to be a labor-saving or energy-saving device, or to improve economy or efficiency in the management, operation, maintenance or repair of the Building, or to reduce any item of Operating Expenses, or that are reasonably necessary to comply with any conservation program or required by any law, ordinance, rule, regulation or order. Operating Expenses shall not include Property Taxes, the cost of any goods or services (such as electricity) billed separately to and paid directly by Tenant or another tenant of the Building, depreciation on the Building (except as described above); costs of tenants' improvements, real estate brokers' commissions, interest (except as described above) or capital items (except as described above). Actual Operating Expenses for the first calendar year and each calendar year shall be adjusted, if necessary, to equal Landlord's reasonable estimate of Operating Expenses for a full calendar year with the total area of the Building occupied during such full calendar year. The determination of Operating Expenses shall be in accordance with generally accepted accounting principles applied on a consistent basis.

4.3 Property Taxes. As used in this Lease, "Property Taxes" shall mean all taxes, assessments, excises, levies, fees and charges (and any tax, assessment, excise, levy, fee or charge levied wholly or partly in lieu thereof or as a substitute therefor or as an addition thereto) of every kind and description, general or special, ordinary or extraordinary, foreseen or unforeseen, secured or unsecured, whether or not now customary or within the contemplation of Landlord and Tenant, that are levied, assessed, charged, confirmed or imposed by any public or government authority on or against, or otherwise with respect to, the Building or any part thereof or any personal property used in connection with the Building. Property Taxes shall not include net income (measured by the income of Landlord from all sources or from sources other than solely rent), franchise, documentary transfer, inheritance or capital stock taxes of Landlord, unless levied or assessed against Landlord in whole or in part in lieu of, as a substitute for, or as an addition to any Property Taxes. Property Taxes shall not include any tax, assessment, excise, levy, fee or charge paid by Tenant pursuant to Section 5.1 hereof.

4.4 Landlord's Statement of Estimated Operating Expenses and Property Taxes. On or before the Commencement Date, or as soon thereafter as practicable, and on or before the first day of each subsequent calendar year during the Term, or as soon thereafter as practicable, Landlord shall give Tenant written notice of Landlord's estimate of Tenant's Percentage Share of Operating Expenses and Property Taxes for the balance of the first calendar year after the Commencement Date or for the ensuing calendar year, as the case may be. Tenant shall pay such estimated amount to Landlord in equal monthly installments, in advance, on or before the Commencement Date and on or before the first day of each month during such balance of the first calendar year after the Commencement Date or during such ensuing calendar year, as the case may be. If such notice is not given for any calendar year, Tenant shall continue to pay on the basis of the prior year's estimate until the month after such notice is given, and subsequent payments by Tenant shall be based on Landlord's current estimate. Landlord may, by giving written notice to Tenant, revise Landlord's estimate for any such year, and subsequent payments by Tenant for such year shall be based on such revised estimate.

4.5 Final Statements. Within a reasonable time after the end of each calendar year, Landlord shall give Tenant a written statement of the actual Operating Expenses and Property Taxes for such calendar year and Tenant's Percentage Share of such amount which statement shall be final and binding. If such statement shows an amount owing by Tenant that is less than the estimated payments for such calendar year previously made by Tenant, Landlord shall credit the excess to the next succeeding monthly installments of the amount payable by Tenant under Section 4.4 hereof. If such statement shows an amount owing by Tenant that is more than the estimated payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within ten (10) days after delivery of such statement. Notwithstanding any other provision of this Article 4 to the contrary, failure by Landlord to give any notice or statement to Tenant under this Section 4.5 shall not waive Landlord's right to receive, or Tenant's obligation to pay, the amount payable by Tenant under Section 3.1(b) hereof.

4.6 Proration. If the Term of this Lease ends on a day other than the last day of a calendar year, the amount payable by Tenant under Section 3.1(b) hereof applicable to the calendar year in which such Term ends shall be prorated according to the ratio which the number of days in such calendar year to and including the end of the Term bears to three hundred sixty (360). Termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to this Article 4 to be performed after such termination.

4.7 Net Lease. It is the intention of Landlord and Tenant that the Base Rent payable by Tenant to Landlord during the entire Term of this Lease shall be absolutely net of Tenant's Percentage Share of all Operating Expenses and all Property Taxes. The provisions of this Lease for payment by Tenant of Tenant's Percentage Share of all Operating Expenses and all Property Taxes are intended to pass on to Tenant and to reimburse Landlord for all Operating Expenses and all Property Taxes in connection with the Building. Landlord and Tenant agree that statements in this Lease to the effect that Landlord is to perform certain of its obligations hereunder at its own or sole cost or expense shall not be interpreted as excluding any cost or expense from Operating Expenses or Property Taxes if such cost or expense is an Operating Expense or a Property Tax pursuant to this Lease.

4.8 Property Tax Appeal. As of the date of this Lease, Landlord is appealing the amount of Property Taxes payable by the Building (the “Appeal”). Landlord estimates that the aggregate of 2003 Building Operating Expenses and Property Taxes and Tenant utilities will equal to $17.50 per rentable square foot; the Base Rent rates set forth herein were established by assuming an Operating Expense/Property Tax/Tenant utilities burden of $17.50 per rentable square foot for the calendar year 2003, thus providing an agreed-upon effective rental rate (i.e., Base Rent plus estimated Property Taxes, Operating Expenses and Tenant utilities). Prior to the resolution of the Appeal, Tenant shall pay its percentage Share of actual Operating Expenses, Tenant’s share of utilities, and Tenant’s Percentage Share of Property Taxes which for the calendar year 2003 are, for the purposes of Tenant’s payment, estimated to be $17.50 per rentable square foot per year. Upon the conclusion of the Appeal, Tenant shall continue to pay Tenant’s Percentage Share of the actual Property Taxes (as adjusted, if applicable, pursuant to the final determination of the Appeal) and Operating Expenses as well as Tenant’s share of utilities costs, but, if and only if the Appeal produces an assessed valuation of the Building which results in a per rentable square foot Property Tax burden which differs from that originally estimated by Landlord, Landlord shall adjust the Base Rent rate payable by Tenant for the calendar year 2004 (and for subsequent years) upwards or downwards, as is necessary to provide Tenant with an effective rental rate that was assumed by the parties in entering into this Lease; provided, however, that in no event will the Base Rent rate payable by Tenant be adjusted as a result of any increase or decrease in any component of Operating Expenses, Tenant utilities or Property Taxes (all of which Tenant shall continue to pay in full) other than solely due to increases or decreases in Property Taxes resulting directly from the final determination of the Appeal.

ARTICLE 5

Other Taxes Payable by Tenant

5.1 In addition to all monthly rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse Landlord upon demand for all taxes, assessments, excises, levies, fees and charges, including all payments related to the cost of providing facilities or services, whether or not now customary or within the contemplation of Landlord and Tenant, that are payable by Landlord and levied, assessed, charged, confirmed or imposed by any public or government authority upon, or measured by, or reasonably attributable to (a) the Premises, (b) the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements is vested in Tenant or Landlord, (c) any rent payable under this Lease, including, without limitation, any gross income tax or excise tax levied by any public or government authority with respect to the receipt of any such rent, (d) the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or (e) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. Such taxes, assessments, excises, levies, fees and charges shall not include net income (measured by the income of Landlord from all sources or from sources other than solely rent), franchise, documentary transfer, inheritance or capital stock taxes of Landlord, unless levied or assessed against Landlord in whole or in part in lieu of, as a substitute for, or as an addition to any such taxes, assessments, excises, levies, fees and charges. All taxes, assessments, excises, levies, fees and charges payable by Tenant under this Section 5.1 shall be deemed to be, and shall be paid as, additional rent.

ARTICLE 6

Use

6.1 The Premises shall be used for general office purposes and for no other purpose. Tenant shall not do or permit to be done in, on or about the Premises, nor bring or keep or permit to be brought or kept therein, anything which (a) is prohibited by or will in any way conflict with any law, ordinance, rule, regulation or order now in force or which may hereafter be enacted, (b) which is prohibited by any insurance policy carried by Landlord for the Building, or will in any way increase the existing rate of, or cause a cancellation of, or affect any insurance for the Building or (c) will impair the proper and economic maintenance, operation of the Building or any portion thereof. Tenant shall not bring or keep, or permit to be brought or kept, in the Premises or the Building any toxic or hazardous substance, material or waste or any other contaminant or pollutant. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of Landlord or other tenants of the Building, or injure or annoy them. Tenant shall not use or allow the Premises to be used for any improper, immoral, unlawful or objectionable activity, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises or commit or suffer to be committed any waste in, on or about the Premises. Tenant shall not bring or keep in the Premises any furniture, equipment, materials or other objects which overload the Premises or any portion thereof in excess of fifty (50) pounds per square foot live or dead load, which is the normal load-bearing capacity of the floors of the Building.

ARTICLE 7

Services

7.1 So long as Tenant is not in default under this Lease, Landlord shall supply the Premises during reasonable and usual business hours, as determined by Landlord and subject to the Rules and Regulations (as hereinafter defined) established by Landlord, with normal electricity for lighting and the operation of desk top office machines, normal heating, ventilation and air conditioning reasonably required for the use and occupancy of the Premises, and normal water for lavatory purposes. Landlord shall furnish normal elevator service to the Premises during business hours (and shall use reasonable efforts to provide at least one (1) passenger elevator for use after Landlord's normal business hours) and lighting replacement for Building standard lights, restroom supplies and exterior window washing when needed, as determined by Landlord and subject to the Rules and Regulations. Landlord shall also furnish normal security service for the Building (not Tenant or the Premises) in such a manner as Landlord deems appropriate; Tenant expressly acknowledges that Landlord's security service, if provided, shall in no way limit Tenant's obligation to secure the Premises and Tenant's personnel and personal property, and no warranty against or obligation to prevent any loss, damage or injury is given, express or implied, by Landlord by virtue of Landlord's provision of security services, and Tenant hereby waives any claim against Landlord for failure to provide security services, or for the provisions of inadequate security services. Landlord shall not be liable for any criminal acts of others or for any direct, consequential or other loss or damage related to any malfunction, circumvention or other failure of such security service. Landlord shall also provide normal janitor service to the Premises during the times and in the manner that such services are customarily furnished in comparable office buildings in the area. Landlord shall not be in default under this Lease or be liable for any damage or loss directly or indirectly resulting from, nor, except as expressly set forth herein, shall the rent be abated or a constructive or other eviction be deemed to have occurred by reason of, any installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, any failure to furnish or delay in furnishing any such services, any interruption in telephone service to the Premises, or any limitation, curtailment, rationing or restriction on use of water, electricity, gas or any resource or form of energy serving the Premises or the Building, whether such results from mandatory restrictions or voluntary compliance with guidelines. Landlord shall use reasonable efforts to correct any interruption in the furnishing of such services. Notwithstanding anything to the contrary contained in this Article 7, if (i) Landlord ceases to furnish any service to be provided by Landlord hereunder to the Premises for a period in excess of five (5) consecutive business days after Tenant notifies Landlord of such cessation; (ii) such cessation is due to the act or omission of Landlord and does not in any way result as a result of an act or omission of Tenant or any event of force majeure; (iii) such cessation is not caused by a fire or other casualty (in which case Article 16 shall control); (iv) the restoration of such service is reasonably within the control of Landlord; and (v) as a result of such cessation, the Premises, or a material portion thereof, is rendered untenantable (meaning that Tenant is unable to use the Premises for the Permitted Use) and Tenant in fact ceases to use the Premises, or material portion thereof, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Base Rent payable hereunder during the period beginning on the first (1st) day following Tenant’s notice to Landlord of such cessation and ending on the day when the service in question has been restored. In the event the entire Premises has not been rendered untenantable by the cessation in service, the amount of abatement that Tenant is entitled to receive shall be prorated based upon the percentage of the Premises so rendered untenantable and not used by Tenant.

7.2 If Tenant uses heat generating machines, equipment, or computers or lighting other than Building standard lights and ordinary and customary computing equipment and peripherals in the Premises which affect the temperature otherwise maintained by the air conditioning system or causes the Premises to be occupied by more than one (1) person per 120 rentable square feet, Landlord shall have the right to install supplementary air conditioning units in the Premises and Tenant shall pay to Landlord the reasonable cost thereof, including the costs of installation, operation, maintenance and repair thereof, as reasonably determined by Landlord, upon billing by Landlord. If Tenant installs lighting requiring power in excess of that required for normal office use in the Building or equipment or computers requiring power in excess of that required for normal desk top office equipment, Tenant shall pay to Landlord, upon billing by Landlord, the reasonable cost of such excess, as reasonably determined by Landlord (which may be determined by either an electrical engineer’s survey or by a separate meter installed at Tenant’s cost), together with Landlord's then-standard administrative fee. Tenant shall pay to Landlord, upon billing by Landlord, the cost of all additional services, electricity, power and energy consumed by Tenant, in excess of the amount that would reasonably be incurred for a normal business office operating during reasonable and usual business hours, as a result of the operation of Tenant's computers or equipment, the number of hours Tenant operates, or any other feature of the conduct of Tenant's business in the Premises, all as reasonably determined by Landlord. All costs payable by Tenant under this Section 7.2 shall be deemed to be, and shall be paid as, additional rent.

ARTICLE 8

Maintenance and Repairs

8.1 Landlord shall maintain and repair the public and common areas of the Building, such as plazas, lobbies, stairs, corridors and restrooms, the roof and exterior elements of the Building, and the elevator, mechanical (heating, ventilating and air conditioning) and electrical systems serving the Building as a whole and keep such areas, elements and systems in reasonably good order and condition. Any damage in or to any such areas, elements or systems solely caused by Tenant or any agent, officer, employee, contractor, licensee or invitee of Tenant shall be repaired by Landlord at Tenant's expense and Tenant shall pay to Landlord, upon billing by Landlord, as additional rent, the reasonable cost of such repairs incurred by Landlord.

8.2 Tenant shall, at all times during the Term of this Lease and at Tenant's sole cost and expense, maintain and repair the Premises and every part thereof and all equipment, fixtures and improvements therein (including, without limitation, the interior portion of the demising walls, interior partition walls, wall-covering and glass, any electrical systems installed for the exclusive use of Tenant, plumbing, floor coverings, millwork, draperies, kitchen areas, ceiling tiles, entry doors and light fixtures) and keep all of the foregoing clean and in good order and operating condition, ordinary wear and tear and damage thereto excepting (x) by fire or other casualty, or (y) attributable to the acts of Landlord of Landlord’s employees, contractors or agents or to any other tenants or occupants of the Building (unless invitees of Tenant at the time of damage). Tenant hereby waives all rights under California Civil Code Section 1941 and all rights to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises as provided by California Civil Code Section 1942 or any other law, statute or ordinance now or hereafter in effect. Subject to Section 9.2 hereof, Tenant shall, at the end of the Term of this Lease, surrender to Landlord the Premises and all alterations, additions, fixtures and improvements therein or thereto in the same condition as when received, ordinary wear and tear and damage thereto by fire or other casualty excepted (provided that at Landlord's request Tenant shall remove all computer cabling and/or wiring installed by or on behalf of Tenant). Landlord shall have the right to approve in advance all work, repair, maintenance or otherwise, to be performed under this Lease by Tenant and all of Tenant's repairmen, contractors, subcontractors and suppliers performing work or supplying materials (Landlord's approval not to be unreasonably withheld, conditioned or delayed).

ARTICLE 9

Alterations

9.1 Tenant shall make no alterations, additions or improvements to the Premises or install fixtures in the Premises without first obtaining Landlord's written consent, which consent shall not be unreasonably withheld. In no event, however, may Tenant make any alterations, additions or improvements or install fixtures which in Landlord's sole discretion might (i) affect the exterior appearance of the Premises or the Building, (ii) affect the structural components of the Building, (iii) affect the Building's mechanical, utility or life safety systems or (iv) diminish the value of, or Landlord's ability to re-lease, the Premises. At the time such consent is requested, Tenant shall furnish to Landlord for Landlord's written approval a copy of all plans and permits for the proposed work, an estimate of the cost thereof and such other information as shall be requested by Landlord substantiating Tenant's ability to pay for such work. Landlord, at its sole option, may require as a condition to the granting of such consent to any work costing in excess of $50,000, that Tenant provide to Landlord, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one-half (1-1/2) times any and all estimated costs of the proposed work, to insure Landlord against any liability for mechanics' and materialmen's liens and to insure completion of the work. Before commencing any work, Tenant shall deliver to Landlord a copy of any required building permit with respect thereto and shall give Landlord at least ten (10) days' written notice of the proposed commencement of such work in order to give Landlord an opportunity to prepare, post and record such notice as may be permitted by law to protect Landlord's interest in the Premises and the Building from mechanics' and materialmen's liens. Within thirty (30) days following completion of any work, Tenant, at Tenant's cost, shall furnish to Landlord "as built" plans showing the changes made to the Premises, but only if such “as builts” are typically prepared given the scope of the alterations in question.

9.2 Any alterations, additions or improvements to the Premises shall be made by Tenant at Tenant's sole cost and expense (including the cost of all utilities, permits, fees, taxes, and property and liability insurance premiums in connection therewith as well as a construction management fee to Landlord in the amount of five percent (5%) of the aggregate cost of such work, net of fees, utilities, permits, taxes and insurance to reimburse Landlord for its administrative and managerial time and effort), and all such work shall be performed by a contractor(s) designated by Tenant and reasonably acceptable to Landlord. Tenant shall also be responsible for the cost of all work required by applicable law to be performed in or about the Premises or Building as a result of Tenant's elective alterations. Tenant shall pay to Landlord, as additional rent, any additional reasonable costs (beyond the normal services provided to tenants in the Building) and shall reimburse Landlord, as additional rent, for all reasonable expenses incurred by Landlord in connection with the review, approval and supervision of any elective alterations, additions or improvements. Under no circumstances shall Landlord be liable to Tenant for any damage, loss, cost or expense incurred by Tenant on account of any plans and specifications, contractors or subcontractors, design of any work, construction of any work, or delay in completion of any work.

9.3 All work performed by Tenant shall comply with the laws, rules, orders, directions, regulations and requirements of the Building and all governmental entities having jurisdiction over such work and shall comply with the rules, orders, directions, regulations and requirements of any nationally recognized board of insurance underwriters. Tenant shall indemnify, defend, protect and hold Landlord harmless from and against any and all loss, cost (including, without limitation, reasonable attorneys' fees and costs), damage or liability arising in any way out of Tenant's performance of any work of alterations, additions or improvements, including, without limitation, any claims based upon interference to or interruption of other occupants or invitees of the Building (whether due to noise levels, vibrations, the presence of smoke, fumes, odors, dust or debris or otherwise) or upon the violation of any applicable law, rule, order, direction or regulation.

9.4 All alterations, additions, fixtures and improvements, including carpeting and all other improvements made pursuant to Exhibit B, whether temporary or permanent in character, made in or to the Premises by Landlord or Tenant, shall become part of the Building and Landlord's property. Upon termination of this Lease, Landlord shall have the right, at Landlord's option, by giving written notice to Tenant at any time before or within sixty (60) days after such termination, to retain all such alterations, additions, fixtures and improvements in the Premises, without compensation to Tenant, or to remove all such alterations, additions, fixtures and improvements from the Premises, repair all damage caused by any such removal, and restore the Premises (including restoration of all openings or holes, stairs and vertical penetrations in the Premises) to the condition in which the Premises existed before such alterations, additions, fixtures and improvements were made, and in the latter case Tenant shall pay to Landlord, upon billing by Landlord, the cost of such removal, repair and restoration (including a fee in the amount of five percent (5%) of the cost of such work for Landlord's overhead and profit). All movable furniture, equipment, trade fixtures, computers, office machines and other personal property shall remain the property of Tenant. Upon termination of this Lease, Tenant shall, at Tenant's expense, remove all such movable furniture, equipment, trade fixtures, computers, office machines and other personal property, and, if requested by Landlord, all cabling and/or wiring installed by Tenant within or serving the Premises from the Building and repair all damage caused by any such removal. Termination of this Lease shall not affect the obligations of Tenant pursuant to this Section 9.4 to be performed after such termination.

ARTICLE 10

Insurance

10.1 Landlord shall not be liable to Tenant for any damage to or loss or theft of any property or for any bodily or personal injury, illness or death of any person in, on or about the Premises or the Building arising at any time and from any cause whatsoever, except to the extent caused by the negligence or willful misconduct of Landlord, and subject in any event to the terms of Section 10.5 below. Tenant waives all claims against Landlord arising from any liability described in this Section 10.1, except to the extent caused by the negligence or willful misconduct of Landlord. Notwithstanding any other provision of this Lease to the contrary, in no event shall Landlord be liable to Tenant for the loss or interruption of Tenant's business or for indirect or consequential damages of any kind.

10.2 To the fullest extent permitted under applicable law, Tenant shall indemnify, defend, protect and hold Landlord, Landlord's members, managers, patrons, shareholders, officers, directors, employees, agents and contractors ("Landlord's Indemnitees") harmless from and against any and all claims, demands, liabilities, damages, losses, costs and expenses of any kind, including, without limitation, reasonable attorneys' fees and disbursements, arising from or in any way related to any use or occupancy of the Premises, or any condition of the Premises (including, without limitation, Tenant's failure to comply with any of the requirements of the Americans with Disabilities Act of 1991, 42 U.S.C. § 12101 et. seq. (as amended from time to time) and the regulations promulgated thereunder ("ADA") within the Premises or with respect to alterations performed by or on behalf of Tenant), or any failure by Tenant to comply with Tenant's obligations hereunder, or any damage to any property (including property of employees and invitees of Tenant) or any bodily or personal injury, illness or death of any person (including employees and invitees of Tenant) occurring in, on or about the Premises or any part thereof arising at any time and from any cause whatsoever (other than to the extent attributable to (x) casualty or condemnation governed by Article 16 and 17 below or to (y) the acts or omissions of Landlord, Landlord’s agents, employees or contractors or any other third-party occupant of the Building (unless such third party occupant is an invitee of Tenant)) or occurring in, on about or in the vicinity of any part of the Building other than the Premises when such damage, bodily or personal injury, illness or death is caused or is claimed to have been caused in any way by any act or omission of Tenant or its agents, officers, employees, contractors, invitees or licensees. This Section 10.2 shall survive the termination of this Lease with respect to any damage, bodily or personal injury, illness or death occurring prior to such termination. If any claim, action or proceeding is made or brought against any Landlord's Indemnitees, which claim, action or proceeding Tenant is obligated hereunder to indemnify against, then upon demand by Landlord Tenant, at its sole cost and expense, shall resist or defend such claim, action or proceeding in the Landlord's Indemnitee's name, if necessary, by such actions Landlord's Indemnitee shall approve; provided that Landlord's Indemnitee may, at is cost, retain its own attorneys to defend or assist in defending any claim, action or proceeding.

10.3 Tenant shall, at all times during the Term of this Lease and at Tenant's sole cost and expense, obtain and keep in force commercial general liability insurance, including contractual liability (specifically covering this Lease), fire legal liability, and premises operations, with a minimum combined single limit in the amount specified in the Basic Lease Information per occurrence for bodily or personal injury to, illness of, or death of persons and damage to property occurring in, on or about the Premises or the Building. In addition, Tenant shall, at all times during the Term of this Lease and at Tenant's sole cost and expense, obtain and keep in force workers' compensation insurance in amount not less than the minimum required by applicable law. Tenant shall, at Tenant's sole cost and expense, be responsible for insuring Tenant's furniture, equipment, fixtures, computers, office machines and personal property.

10.4 All insurance required under this Article 10 and all renewals thereof shall be issued by good and responsible companies qualified to do and doing business in the State of California. Each policy shall expressly provide that the policy shall not be cancelled or altered without thirty (30) days' prior written notice to Landlord and shall remain in effect notwithstanding any such cancellation or alteration until such notice shall have been given to Landlord and such period of thirty (30) days shall have expired. All liability insurance under this Article 10 shall name Landlord’s asset manager, Landlord's property manager for the Building, and any other parties reasonably designated by Landlord as an additional insured, shall be primary and noncontributing with any insurance which may be carried by Landlord, shall afford coverage for all claims based on any act, omission, event or condition that occurred or arose (or the onset of which occurred or arose) during the policy period, and shall expressly provide that Landlord, although named as an insured, shall nevertheless be entitled to recover under the policy for any covered loss, injury or damage to Landlord. Upon the issuance thereof, Tenant shall upon demand deliver each such policy or a certified copy and a certificate thereof to Landlord for retention by Landlord; provided that Tenant will initially deliver a copy of such policy or a certificate thereof prior to Tenant’s entry into the Premises. If Tenant fails to insure or fails to furnish to Landlord upon notice to do so any such policy or certified copy and certificate thereof as required, Landlord shall have the right from time to time to effect such liability insurance for the benefit of Tenant or Landlord or both of them and the incremental cost of premiums relating to such policy paid by Landlord shall be payable by Tenant as additional rent on demand.

10.5 Tenant waives on behalf of all insurers under all policies of property insurance now or hereafter carried by Tenant insuring or covering the Premises, or any portion or any contents thereof, or any operations therein, all rights of subrogation which any insurer might otherwise, if at all, have to any claims of Tenant against Landlord. Landlord waives on behalf of all insurers under all policies of property insurance now or hereafter carried by Landlord insuring or covering the Building or any portion or any contents thereof, or any operations therein, all rights of subrogation which any insurer might otherwise, if at all, have to any claims of Landlord against Tenant. Tenant shall, prior to or immediately after the date of this Lease, procure from each of the insurers under all policies of property insurance now or hereafter carried by Tenant insuring or covering the Premises, or any portion or any contents thereof, or any operations therein, a waiver of all rights of subrogation which the insurer might otherwise, if at all, have to any claims of Tenant against Landlord as required by this Section 10.5.

ARTICLE 11

Compliance With Legal Requirements

11.1 Tenant shall, at Tenant's sole cost and expense, promptly upon notice or knowledge undertake reasonable steps to comply with all laws, ordinances, rules, regulations, orders and other requirements of any government or public authority now in force or which may hereafter be in force, with all requirements of any board of fire underwriters or other similar body now or hereafter constituted, and with all directions and certificates of occupancy issued pursuant to any law by any governmental agency or officer, insofar as any thereof relate to or are required by the condition, use, alteration or occupancy of the Premises or the operation, use or maintenance of any personal property, fixtures, machinery, equipment or improvements in the Premises, but Tenant shall not be required to make structural changes unless structural changes are related to or required by Tenant's acts or use of the Premises or by improvements or alterations made by or for Tenant.

ARTICLE 12

Assignment or Sublease

12.1 Tenant shall not, directly or indirectly, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, assign this Lease or any interest herein or sublease the Premises or any part thereof, or permit the use or occupancy of the Premises by any person or entity other than Tenant. Tenant shall not, directly or indirectly, without the prior written consent of Landlord, pledge, mortgage or hypothecate this Lease or any interest herein. This Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant involuntarily or by operation of law without the prior written consent of Landlord. Any of the foregoing acts without such prior written consent of Landlord shall be void and shall, at the option of Landlord, constitute a default that entitles Landlord to terminate this Lease.

12.2 If Tenant wishes to assign this Lease or sublease all or any part of the Premises, Tenant shall give written notice to Landlord identifying the intended assignee or subtenant by name and address and specifying all of the terms of the intended assignment or sublease. Tenant shall give Landlord such additional information concerning the intended assignee or subtenant (including complete financial statements and a business history) or the intended assignment or sublease (including true copies thereof) as Landlord may reasonably request. For a period of twenty (20) days after such written notice is given by Tenant, Landlord shall have the right (except in the case of a Permitted Transfer [defined below]), by giving written notice to Tenant, to terminate this Lease in the event of a proposed assignment of this Lease or a sublease of the entire Premises. Further, Landlord shall have the right to terminate this Lease with respect to any portion of the Premises which Tenant desires to sublease to any party. If Landlord timely exercises its option to terminate this Lease, then this Lease shall terminate on a date specified by Landlord in the Landlord's notice (the "Specified Termination Date"), which Specified Termination Date shall not be sooner than thirty (30) days after the date of Landlord's notice, nor later than ninety (90) days after the date of Landlord's notice, and all rent shall be paid and apportioned to the Specified Termination Date. If Landlord exercises its option to terminate this Lease as to only a portion of the Premises, then (i) this Lease shall end and expire with respect to the applicable sublease space on the applicable Specified Termination Date, (ii) from and after the applicable Specified Termination Date, the Base Rent shall be reduced by the amount of Base Rent that was being paid in respect of the applicable sublease space as of the applicable Specified Termination Date, (iii) Tenant's Percentage Share shall be recalculated based on the square feet of rentable area included in the Premises (exclusive of such sublease space), (iv) if the sublease space adjoins another portion of the Premises, Tenant shall, at Tenant's sole cost and expense, construct and finish such demising walls as are necessary to physically separate the Premises from the sublease space, and (v) if the sublease space is part of a floor which is fully included in the Premises, then Landlord shall have the right, at Tenant's sole cost and expense, (a) to construct and finish in accordance with Building standards or to cause Tenant to construct and finish in accordance with Building standards such demising walls as are necessary (x) to construct a public corridor so as to convert the floor to a multi-tenant floor and (y) to convert the restrooms on such floor (including access thereto) to restrooms which will serve the entire floor, as opposed to only the Premises, and (b) to make such revisions, if any, are necessary, to properly light, heat, cool and ventilate the public corridor and public restrooms.

12.3 If Landlord does not exercise the rights set forth in Section 12.2 above, Landlord shall not unreasonably withhold its consent to a proposed assignment or sublease. Notwithstanding the foregoing, and without limiting or excluding other reasons for withholding Landlord's consent, Landlord shall have the right to withhold consent if:

(a) the proposed assignee or subtenant or the use of the Premises to be made by the proposed assignee or subtenant is not consistent with the character and nature of other tenants and uses in the Building or is prohibited by this Lease;

(b) if it is not demonstrated to the satisfaction of Landlord that the proposed assignee or subtenant is financially able to perform all of the obligations of Tenant under this Lease (as evidenced by financial statements and business and credit references acceptable to Landlord);

(c) such sublease or assignment is not in form and of substance reasonably satisfactory to Landlord;

(d) such sublease or assignment conflicts in any manner with this Lease, including, but not limited to, the use permitted hereunder;

(e) the proposed subtenant or assignee is a governmental entity or a medical office;

(f) the character of the business to be conducted within the Premises by the proposed subtenant or assignee is likely to substantially increase the expenses or costs or providing Building services, or the burden on existing janitorial services or elevators in the Building;

(g) the proposed subtenant or assignee is (x) an existing tenant of the Building with whom Landlord is then negotiating (or has within the immediately preceding six (6) months negotiated) with respect to the occupancy of space in the Building or (y) is an entity which is not an occupant of the Building with whom Landlord is then negotiating (or has within the immediately preceding six (6) months negotiated) with regarding the occupancy of space within the Building (notwithstanding the foregoing, Landlord will not withhold its consent solely because the proposed subtenant or assignee is an occupant of the Building if Landlord does not have space available for lease in the Building that is comparable to the space Tenant desires to sublet or assign. Landlord shall be deemed to have comparable space if it has, or will have, space available on any floor of the Building that is approximately the same size as the space Tenant desires to sublet or assign within two (2) months of the proposed commencement of the proposed sublease or assignment).

(h) the sublease or assignment would cause Landlord to breach any recorded covenants or contractual obligations to which the Building or Landlord is subject.

Tenant agrees that the instrument by which any assignment or sublease to which Landlord consents is accomplished shall expressly provide that the assignee or subtenant will perform all of the covenants to be performed by Tenant under this Lease (in the case of a sublease, only insofar as such covenants relate to the portion of the Premises subject to such sublease) as and when performance is due after the effective date of the assignment or sublease and that Landlord will have the right to enforce such covenants directly against such assignee or subtenant. Any purported assignment or sublease without an instrument containing the foregoing provisions shall be void. Tenant shall in all cases remain liable for the performance by any assignee or subtenant of all such covenants.

12.4 If Landlord consents in writing, Tenant may complete the intended assignment or sublease subject to the following covenants: (a) the assignment or sublease shall be on the same terms as set forth in the written notice given by Tenant to Landlord, (b) no assignment or sublease shall be valid and no assignee or subtenant shall take possession of the Premises or any part thereof until an executed duplicate original of such assignment or sublease has been delivered to Landlord, (c) no assignee or subtenant shall have a right further to assign or sublease, and (d) fifty percent (50%) of all "excess rent" (as hereinafter defined) derived from such assignment or sublease shall be paid to Landlord. Such excess rent shall be deemed to be, and shall be paid by Tenant to Landlord as, additional rent. Tenant shall pay such excess rent to Landlord immediately as and when such excess rent becomes due and payable to Tenant. As used in this Section 12.4, "excess rent" shall mean the amount by which the total money and other economic consideration to be paid by the assignee or subtenant as a result of an assignment or sublease, whether denominated rent or otherwise, exceeds, in the aggregate, the total amount of rent which Tenant is obligated to pay to Landlord under this Lease (prorated to reflect the rent allocable to the portion of the Premises subject to such assignment or sublease), less only the reasonable costs paid by Tenant for additional improvements installed in the portion of the Premises subject to such assignment or sublease by Tenant at Tenant's sole cost and expense for the specific assignee or subtenant in question and reasonable leasing commissions paid by Tenant in connection with such assignment or sublease, without deduction for carrying costs due to vacancy or otherwise. Such costs of additional improvements and leasing commissions shall be amortized without interest over the Term of such assignment or sublease.

12.5 No assignment or sublease whatsoever shall release Tenant from Tenant's obligations and liabilities under this Lease or alter the primary liability of Tenant to pay all rent and to perform all obligations to be paid and performed by Tenant. The acceptance of rent by Landlord from any other person or entity shall not be deemed to be a waiver by Landlord of any provision of this Lease. Consent to one assignment or sublease shall not be deemed consent to any subsequent assignment or sublease. If any assignee, subtenant or successor of Tenant defaults in the performance of any obligation to be performed by Tenant under this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor. Landlord may consent to subsequent assignments or subleases or amendments or modifications to this Lease with assignees, subtenants or successors of Tenant, without notifying Tenant or any successor of Tenant and without obtaining any consent thereto from Tenant or any successor of Tenant, and such action shall not release Tenant from liability under this Lease.

12.6 So long as Tenant is not entering into the Permitted Transfer for the purpose of avoiding or otherwise circumventing the remaining terms of this Article 12, Tenant may assign its entire interest under this Lease, without the consent of Landlord, to (i) an affiliate, subsidiary, or parent of Tenant, or a corporation, partnership or other legal entity wholly owned by Tenant (collectively, an “Affiliated Party”), or (ii) a successor to Tenant by purchase, merger, consolidation or reorganization, provided that all of the following conditions are satisfied (each a "Permitted Transfer"): (1) Tenant is not in default under this Lease; (2) Tenant shall give Landlord written notice at least 30 days prior to the effective date of the proposed Permitted Transfer; (3) with respect to a proposed Permitted Transfer to an Affiliated Party, Tenant continues to have a net worth equal to or greater than Tenant's net worth at the date of this Lease; and (4) with respect to a purchase, merger, consolidation or reorganization or any Permitted Transfer which results in Tenant ceasing to exist as a separate legal entity, (a) Tenant’s successor shall own all or substantially all of the assets of Tenant, and (b) Tenant’s successor shall have a net worth which is at least equal to the greater of Tenant's net worth at the date of this Lease or Tenant's net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization. Tenant’s notice to Landlord shall include information and documentation showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant’s successor shall sign a commercially reasonable form of assumption agreement. As used herein, (A) “parent” shall mean a company which owns a majority of Tenant’s voting equity; (B) "subsidiary" shall mean an entity wholly owned by Tenant or at least 51% of whose voting equity is owned by Tenant; and (C) “affiliate” shall mean an entity controlled by, controlling or under common control with Tenant. Notwithstanding the foregoing, if any parent, affiliate or subsidiary to which this Lease has been assigned or transferred subsequently sells or transfers its voting equity or its interest under this Lease other than to another parent, subsidiary or affiliate of the original Tenant named hereunder, such sale or transfer shall be deemed to be a Transfer requiring the consent of Landlord hereunder.

ARTICLE 13

Rules and Regulations

13.1 Tenant shall faithfully observe and comply with the rules and regulations (the "Rules and Regulations") set forth in Exhibit C attached hereto and, after notice thereof, all modifications thereof and additions thereto from time to time made in writing by Landlord. If there is any conflict, this Lease shall prevail over the Rules and Regulations and any modifications thereof or additions thereto. Landlord shall not be liable to Tenant or responsible for the noncompliance by any other tenant or occupant of the Building with any Rules and Regulations.

ARTICLE 14

Entry by Landlord

14.1 Landlord shall have the right to enter the Premises at all reasonable times and upon reasonable advance written or telephonic notice (except in the case of emergency or the provision of janitorial services) to (a) inspect the Premises, (b) exhibit the Premises to prospective purchasers, lenders or tenants, (c) determine whether Tenant is performing all of Tenant's obligations, (d) supply any service to be provided by Landlord, (e) post notices of nonresponsibility, and (f) make any repairs to the Premises, or make any repairs to any adjoining space or utility services, or make any repairs, alterations or improvements to any other portion of the Building. Tenant waives all claims for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by such entry. All locks for all doors in, on or about the Premises (excluding Tenant's vaults, safes and similar special security areas designated in writing by Tenant) shall be keyed to the master system for the Building. Landlord shall at all times have a key to unlock all such doors and Landlord shall have the right to use any and all means which Landlord may deem proper to open such doors in an emergency to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of such means shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof.

ARTICLE 15

Events of Default and Remedies

15.1 The occurrence of any one or more of the following events ("Event of Default") shall constitute a breach of this Lease by Tenant:

(a) Tenant fails to pay any Base Rent, additional monthly rent or additional rent or other amount of money or charge payable by Tenant hereunder as and when such rent becomes due and payable and such failure continues for more than five (5) days after Landlord gives written notice thereof to Tenant; or

(b) Tenant fails to perform or breaches any other agreement or covenant of this Lease to be performed or observed by Tenant as and when performance or observance is due and such failure or breach continues for more than ten (10) days after Landlord gives written notice thereof to Tenant; provided, however, that if, by the nature of such agreement or covenant, such failure or breach cannot reasonably be cured within such period of ten (10) days, an Event of Default shall not exist as long as Tenant commences with due diligence and dispatch the curing of such failure or breach within such period of ten (10) days and, having so commenced, thereafter prosecutes with diligence and dispatch and completes the curing of such failure or breach; or

(c) Tenant (i) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors' relief law of any jurisdiction, (ii) makes an assignment for the benefit of its creditors, (iii) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers of Tenant or of any substantial part of Tenant's property, or (iv) takes action for the purpose of any of the foregoing; or

(d) Without consent by Tenant, a court or government authority enters an order, and such order is not vacated within thirty (30) days, (i) appointing a custodian, receiver, trustee or other officer with similar powers with respect to Tenant or with respect to any substantial part of Tenant's property, or (ii) constituting an order for relief or approving a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors' relief law of any jurisdiction, or (iii) ordering the dissolution, winding-up or liquidation of Tenant; or

(e) This Lease or any estate of Tenant hereunder is levied upon under any attachment or execution and such attachment or execution is not vacated within thirty (30) days; or

(f) Tenant intentionally abandons the Premises; provided that Tenant’s vacation of the Premises pursuant to strategic changes within Tenant’s business shall not constitute an abandonment for purposes of this subsection 15.1(f), so long as Tenant has provided advance written notice to Landlord and otherwise continues to fulfill all obligations of Tenant hereunder; or

(g) Tenant fails to timely execute and deliver any instruments or certificates required under Articles 18 or 19 below, it being understood and agreed that no additional notice or grace period shall be required for such failure to constitute an Event of Default.

15.2 If an Event of Default occurs, Landlord shall have the right at any time to give a written termination notice to Tenant and, on the date specified in such notice, Tenant's right to possession shall terminate and this Lease shall terminate. Upon such termination, Landlord shall have the right to recover from Tenant:

(a) The worth at the time of award of all unpaid rent which had been earned at the time of termination;

(b) The worth at the time of award of the amount by which all unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

(c) The worth at the time of award of the amount by which all unpaid rent for the balance of the Term of this Lease (calculated, in the case of Operating Expenses, by assuming annual increases at the average annual increase over the three (3) calendar year period immediately preceding such termination of the Consumer Price Index, All Items, San Francisco - Oakland - San Jose) after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

(d) All other amounts necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform all of Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. The "worth at the time of award" of the amounts referred to in clauses (a) and (b) above shall be computed by allowing interest at the maximum annual interest rate allowed by law for business loans (not primarily for personal, family or household purposes) not exempt from the usury law at the time of termination or, if there is no such maximum annual interest rate, at the rate of eighteen percent (18%) per annum. The "worth at the time of award" of the amount referred to in clause (c) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For the purpose of determining unpaid rent under clauses (a), (b) and (c) above, the rent reserved in this Lease shall be deemed to be the total rent payable by Tenant under Articles 3 and 5 hereof.

15.3 Even though Tenant has breached this Lease, Landlord shall also have the right provided in California Civil Code Section 1951.4 ("lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations") which allows Landlord to continue this Lease in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to enforce all its rights and remedies under this Lease, including the right to recover all rent as it becomes due under this Lease. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession unless written notice of termination is given by Landlord to Tenant. If Landlord exercises its rights under California Civil Code Section 1951.4 as described herein, Landlord as attorney-in-fact for Tenant may from time to time sublet the Premises or any part thereof for such term or terms (which may extend beyond the Term of this Lease) and at such rent and upon such other terms as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. Upon each such subletting, Tenant shall be immediately liable for payment to Landlord of, in addition to Base Rent and additional rent due hereunder, the cost of such subletting and such alterations and repairs incurred by Landlord and the amount, if any, by which the Base Rent and additional rent owing hereunder for the period of such subletting (to the extent such period does not exceed the Term) exceeds the amount to be paid as Base Rent and additional rent for the Premises for such period pursuant to such subletting. For all purposes set forth in this Section 15.3, Landlord is hereby irrevocably appointed attorney-in-fact for Tenant, with power of substitution. No taking possession of the Premises by Landlord as attorney-in-fact for Tenant shall be construed as an election on Landlord's part to terminate this Lease or Tenant's right to possession unless a written notice of such intention is given to Tenant. No action taken by Landlord pursuant to this Section 15.3 shall be deemed a waiver of any default by Tenant and, notwithstanding any such subletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous default.

15.4 The remedies provided for in this Lease are in addition to all other remedies available to Landlord at law or in equity by statute or otherwise.

15.5 All agreements and covenants to be performed or observed by Tenant under this Lease shall be at Tenant's sole cost and expense and without any abatement of rent. If Tenant fails to pay any sum of money to be paid by Tenant or to perform any other act to be performed by Tenant under this Lease, Landlord shall have the right, but shall not be obligated, and without waiving or releasing Tenant from any obligations of Tenant, to make any such payment or to perform any such other act on behalf of Tenant in accordance with this Lease. All sums so paid by Landlord and all necessary incidental costs shall be deemed additional rent hereunder and shall be payable by Tenant to Landlord on demand, together with interest on all such sums from the date of expenditure by Landlord to the date of repayment by Tenant at the maximum annual interest rate allowed by law for business loans (not primarily for personal, family or household purposes) not exempt from the usury law at the date of expenditure or, if there is no such maximum annual interest rate, at the rate of eighteen percent (18%) per annum. Landlord shall have, in addition to all other rights and remedies of Landlord, the same rights and remedies in the event of the nonpayment of such sums plus interest by Tenant as in the case of default by Tenant in the payment of rent.

15.6 If Tenant abandons or surrenders the Premises, or is dispossessed by process of law or otherwise, any movable furniture, equipment, trade fixtures or personal property belonging to Tenant and left in the Premises shall be deemed to be abandoned, at the option of Landlord, and Landlord shall have the right to sell or otherwise dispose of such personal property in any commercially reasonable manner.

15.7 Tenant waives all rights of redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, and under any other present or future law, in the event Tenant is evicted or Landlord otherwise lawfully takes possession of the Premises by reason of any Event of Default.

ARTICLE 16

Damage or Destruction

16.1 If the Building or the Premises, or any part thereof, is damaged by fire or other casualty before the Commencement Date or during the Term of this Lease, and this Lease is not terminated pursuant to Section 16.2 hereof, Landlord shall repair such damage and restore the Building and the Premises to substantially the same condition in which the Building and the Premises existed before the occurrence of such fire or other casualty and this Lease shall, subject to this Section 16.1, remain in full force and effect. If such fire or other casualty damages the Premises or common areas of the Building necessary for Tenant's use and occupancy of the Premises and during the period the Premises are rendered unusable by such damage, Tenant shall be entitled to a reduction in Base Rent in the proportion that the area of the Premises rendered unusable by such damage bears to the total area of the Premises. Landlord shall not be obligated to repair any damage to, or to make any replacement of, Tenant's improvements, alterations or additions or any movable furniture, equipment, trade fixtures or personal property in the Premises. Tenant shall, at Tenant's sole cost and expense, repair and replace Tenant's improvements, alterations, additions, furniture, and personal property and all such movable furniture, equipment, trade fixtures and personal property. Such repair and replacement by Tenant shall be done in accordance with Article 9 hereof. Tenant hereby waives California Civil Code Sections 1932(2) and 1933(4).

16.2 If the Building or the Premises, or any part thereof, is damaged by fire or other casualty before the Commencement Date or during the Term of this Lease and (a) such fire or other casualty occurs during the last twelve (12) months of the Term of this Lease and the repair and restoration work to be performed by Landlord in accordance with Section 16.1 hereof cannot, as reasonably estimated by Landlord, be completed within two (2) months after the occurrence of such fire or other casualty, or (b) the insurance proceeds received by Landlord in respect of such damage are not adequate to pay the entire cost, as reasonably estimated by Landlord, of the repair and restoration work to be performed by Landlord in accordance with Section 16.1 hereof, or (c) the repair and restoration work to be performed by Landlord in accordance with Section 16.1 hereof cannot, as reasonably estimated by Landlord, be completed within six (6) months after the occurrence of such fire or other casualty, then, in any such event, Landlord shall have the right, by giving written notice to Tenant within sixty (60) days after the occurrence of such fire or other casualty, to terminate this Lease as of the date of such notice. If Landlord does not exercise the right to terminate this Lease in accordance with this Section 16.2, Landlord shall repair such damage and restore the Building and the Premises in accordance with Section 16.1 hereof and this Lease shall, subject to Section 16.1 hereof, remain in full force and effect. A total destruction of the Building shall automatically terminate this Lease effective as of the date of such total destruction.

ARTICLE 17

Eminent Domain

17.1 If any part, but less than all, of the Premises is taken by exercise of the power of eminent domain before the Commencement Date or during the Term of this Lease, Landlord and, if a substantial portion of the Premises is taken and the remaining portion of the Premises is not reasonably suitable for Tenant's purposes, Landlord and Tenant each shall have the right, by giving written notice to the other within thirty (30) days after the date of such taking, to terminate this Lease. If either Landlord or Tenant exercises such right to terminate this Lease in accordance with this Section 17.1, this Lease shall terminate as of the date of such taking. If neither Landlord nor Tenant exercises such right to terminate this Lease in accordance with this Section 17.1, this Lease shall terminate as to the portion of the Premises so taken as of the date of such taking and shall remain in full force and effect as to the portion of the Premises not so taken, and the Base Rent and Tenant's Percentage Share shall be reduced as of the date of such taking in the proportion that the area of the Premises so taken bears to the total area of the Premises. If all of the Premises is taken by exercise of the power of eminent domain before the Commencement Date or during the Term of this Lease, this Lease shall terminate as of the date of such taking.

17.2 If all or any part of the Premises is taken by exercise of the power of eminent domain, all awards, compensation, damages, income, rent and interest payable in connection with such taking shall, except as expressly set forth in this Section 17.2, be paid to and become the property of Landlord, and Tenant hereby assigns to Landlord all of the foregoing. Without limiting the generality of the foregoing, Tenant shall have no claim against Landlord or the entity exercising the power of eminent domain for the value of the leasehold estate created by this Lease or any unexpired Term of this Lease. Tenant shall have the right to claim and receive directly from the entity exercising the power of eminent domain only the share of any award determined to be owing to Tenant for the taking of improvements installed in the portion of the Premises so taken by Tenant at Tenant's sole cost and expense based on the unamortized cost actually paid by Tenant for such improvements, for the taking of Tenant's movable furniture, equipment, trade fixtures and personal property, for loss of goodwill, for interference with or interruption of Tenant's business, or for removal and relocation expenses.

17.3 Notwithstanding Sections 17.1 and 17.2 hereof to the contrary, if the use of all or any part of the Premises is taken by exercise of the power of eminent domain during the Term of this Lease on a temporary basis for a period less than the Term of this Lease remaining after such taking, this Lease shall continue in full force and effect, Tenant shall continue to pay all of the rent and to perform all of the covenants of Tenant in accordance with this Lease, to the extent reasonably practicable under the circumstances, and the condemnation proceeds in respect of such temporary taking shall be paid to Tenant.
17.4 As used in this Article 17, a "taking" means the acquisition of all or part of the Premises for a public use by exercise of the power of eminent domain and the taking shall be considered to occur as of the earlier of the date on which possession of the Premises (or part so taken) by the entity exercising the power of eminent domain is authorized as stated in an order for possession or the date on which title to the Premises (or part so taken) vests in the entity exercising the power of eminent domain. Tenant hereby waives California Code of Civil Procedure Sections 1265.110 through 1265.160.

ARTICLE 18

Subordination, Merger and Sale

18.1 This Lease and all rights of Tenant hereunder are subject and subordinate to all underlying leases now or hereafter in existence, and to any supplements, amendments, modifications, and extensions of such leases heretofore or hereafter made and to any deeds to secure debt, mortgages, or other security instruments which now or hereafter cover all or any portion of the Building or any interest of Landlord therein, and to any advances made on the security thereof, and to any increases, renewals, modifications, consolidations, replacements, and extensions of any of such mortgages. This provision is declared by Landlord and Tenant to be self- operative and no further instrument shall be required to effect such subordination of this Lease. Upon demand, Tenant shall execute, acknowledge, and deliver to Landlord any further instruments and certificates evidencing such subordination as Landlord, and any mortgagee or lessor of Landlord shall reasonably require, and if Tenant fails to so execute, acknowledge and deliver such instruments within ten (10) days after Landlord's request, Landlord is hereby empowered to do so in Tenant's name and on Tenant's behalf; Tenant hereby irrevocably appoints Landlord as Tenant's agent and attorney-in-fact for the purpose of executing, acknowledging, and delivering any such instruments and certificates. Tenant shall not unreasonably withhold, delay, or defer its written consent to reasonable modifications in this Lease which are a condition of any construction, interim or permanent financing for the Building provided that such modifications do not increase the obligations of Tenant hereunder or materially and adversely affect Tenant's use and enjoyment of the Premises.

18.2 Notwithstanding the generality of the foregoing provisions of Section 18.1, any mortgagee (or beneficiary under a deed of trust) or lessor of Landlord shall have the right at any time to subordinate any such mortgage, deed of trust or underlying lease to this Lease, or to any of the provisions hereof, on such terms and subject to such conditions as such mortgagee or lessor of Landlord may consider appropriate in its discretion. At any time, before or after the institution of any proceedings for the foreclosure of any such mortgage, or the sale of the Building under any such mortgage, or the termination of any underlying lease, Tenant shall, upon request of such mortgagee or any person or entities succeeding to the interest of such mortgagee or the purchaser at any foreclosure sale ("Successor Landlord"), automatically become the Tenant (or if the Premises has been validly subleased, the subtenant) of the Successor Landlord, without change in the terms or other provisions of this Lease (or, in the case of a permitted sublease, without change in this Lease or in the instrument setting forth the terms of such sublease); provided, however, that the Successor Landlord shall not be (i) bound by any payment made by Tenant of rent or for more than one (1) month in advance, except for a security deposit previously paid to Landlord (and then only if such security deposit has been deposited with and is under the control of the Successor Landlord), (ii) bound by any termination, modification, amendment or surrender of the Lease done without the Successor Landlord's consent, (iii) liable for any damages or subject to any offset or defense by Tenant to the payment of rent by reason of any act or omission of any prior landlord (including Landlord), or (iv) personally or corporately liable, in any event, beyond the limitations on landlord liability set forth in this Lease. This agreement of Tenant to attorn to a Successor Landlord shall survive any such foreclosure sale, trustee's sale conveyance in lieu thereof or termination of any underlying lease. Tenant shall upon demand at any time, before or after any such foreclosure or termination execute, acknowledge, and deliver to the Successor Landlord any written instruments and certificates evidencing such attornment as such Successor Landlord may reasonably require.

18.3 The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of any or all such subleases or subtenancies.
18.4 If the original Landlord hereunder, or any successor owner of the Building, sells or conveys the Building, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease accruing after such sale or conveyance shall terminate and the original Landlord, or such successor owner, shall automatically be released therefrom, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant agrees to attorn to such new owner.

ARTICLE 19

Estoppel Certificate

19.1 At any time and from time to time, Tenant shall, within fifteen (15) days after written request by Landlord, execute, acknowledge and deliver to Landlord a certificate certifying: (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and stating the date and nature of each modification); (b) the Commencement Date and the Expiration Date determined in accordance with Article 2 hereof and the date, if any, to which all rent and other sums payable hereunder have been paid; (c) that no notice has been received by Tenant of any default by Tenant hereunder which has not been cured, except as to defaults specified in such certificate; (d) that Landlord is not in default under this Lease, except as to defaults specified in such certificate; and (e) such other matters as may be reasonably requested by Landlord or any actual or prospective purchaser or mortgage lender. Tenant shall indemnify, defend, protect and hold Landlord from and against any and all loss, cost, damage or liability of any kind incurred by Landlord as a result of Tenant's failure to timely comply with the provisions of this Section 19.1, if such failure to timely comply is within the reasonable control of Tenant Any such certificate may be relied upon by Landlord and any actual or prospective purchaser or mortgage lender of the Building or any part thereof. At any time and from time to time, Tenant shall, within fifteen (15) days after written request by Landlord, deliver to Landlord copies of all current financial statements (including, without limitation, a balance sheet, an income statement, and an accumulated retained earnings statement), annual reports, and other financial and operating information and data of Tenant prepared by Tenant in the course of Tenant's business. Unless available to the public, Landlord shall disclose such financial statements, annual reports and other information or data only to actual or prospective purchasers or mortgage lenders of the Building or any part thereof, and otherwise keep them confidential unless other disclosure is required by law.

ARTICLE 20

Holding Over

20.1 Should Tenant continue to hold the Premises after the expiration or earlier termination of this Lease, such holding over, unless otherwise agreed to by Landlord in writing, shall constitute and be construed as a tenancy at sufferance at monthly installments of rent equal to two hundred percent (200%) of the monthly Base Rent rate, Operating Expenses and Property Taxes in effect as of the date immediately preceding the expiration or earlier termination, and subject to all of the other terms, charges and expenses set forth herein except any right to renew this Lease or to expand the Premises or any right to additional services. Tenant shall also be liable to Landlord for all damage which Landlord suffers because of any holding over by Tenant, and Tenant shall indemnify, defend, protect and hold Landlord harmless from and against any and all loss, cost, damage or liability arising out of such holding over, including without limitation, all claims made by any other tenant or prospective tenant against Landlord resulting from delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant. The provisions of this Article 20 shall survive the expiration or earlier termination of this Lease.

ARTICLE 21

Security Deposit

21.1 Upon signing this Lease, Tenant shall pay to Landlord (a) an amount equal to the Base Rent, Operating Expenses and Property Taxes for the first month of the Term of this Lease, which amount Landlord shall apply to the Base Rent, Operating Expenses, Property Taxes and Tenant's utilities for such first month, and (b) the amount of the deposit specified in the Basic Lease Information (the "Deposit"). The Deposit shall be held by Landlord as security for the performance by Tenant of all of the covenants of this Lease to be performed by Tenant, and Tenant shall not be entitled to interest thereon. If Tenant fails to perform any of the covenants of this Lease to be performed by Tenant, then Landlord shall have the right, but no obligation, to apply the Deposit, or so much thereof as may be necessary, to cure any such failure by Tenant. If Landlord applies the Deposit or any part thereof to cure any such failure by Tenant, then Tenant shall immediately pay to Landlord the sum necessary to restore the Deposit to the full amount required by this Section 21.1. Any remaining portion of the Deposit shall be returned to Tenant upon termination of this Lease. Upon termination of the original Landlord's or any successor owner's interest in the Premises or the Building, the original Landlord or such successor owner shall be released from further liability with respect to the Deposit upon the original Landlord's or such successor owner's complying with California Civil Code Section 1950.7.

ARTICLE 22

Waiver

22.1 The waiver by Landlord or Tenant of any breach of any covenant in this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other covenant in this Lease, nor shall any custom or practice which may become established between Landlord and Tenant in the administration of this Lease be construed to waive or to lessen the right of Landlord or Tenant to insist upon the performance by Landlord or Tenant in strict accordance with this Lease. The subsequent acceptance of rent hereunder by Landlord or the payment of rent by Tenant shall not waive any preceding breach by Tenant of any covenant in this Lease, nor cure any Event of Default, nor waive any forfeiture of this Lease or unlawful detainer action, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's or Tenant's knowledge of such preceding breach at the time of acceptance or payment of such rent.

ARTICLE 23

Notices

23.1 All requests, approvals, consents, notices and other communications given by Landlord or Tenant under this Lease shall be properly given only if made in writing and either deposited in the United States mail, postage prepaid, certified with return receipt requested, delivered via nationally recognized overnight courier or delivered by hand (which may be through a messenger or recognized delivery or courier service) and addressed as follows: To Landlord at the address of Landlord specified in the Basic Lease Information, or at such other place as Landlord may from time to time designate in a written notice to Tenant; to Tenant, before the Commencement Date, at the address of Tenant specified in the Basic Lease Information, and after the Commencement Date, at the Premises, or at such other place as Tenant may from time to time designate in a written notice to Landlord. Such requests, approvals, consents, notices and other communications shall be effective on the date of receipt (evidenced by the certified mail receipt) if sent via certified mail, on the next business day following deposit with the courier, if sent via overnight courier or on the date of delivery if hand delivered (unless such date is a weekend or holiday, in which event delivery shall be deemed to have occurred on the next business day).

ARTICLE 24

Waiver of Jury Trial

24.1 Landlord and Tenant shall and do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any statutory remedy.

ARTICLE 25

Telephone Service

25.1 Landlord shall have no responsibility for providing to Tenant any telephone equipment, including wiring, within the Premises or for providing telephone service or connections from the utility to the Premises, except as required by law.

25.2 Tenant shall not alter, modify, add to or disturb any telephone wiring in the Premises or elsewhere in the Building without the Landlord's prior written consent. Tenant shall be liable to Landlord for any damage to the telephone wiring in the Building due to the act, negligent or otherwise, of Tenant or any employee, contractor or other agent of Tenant. Tenant shall have no access to the telephone closets within the Building, except in the manner and under procedures established by Landlord. Tenant shall promptly notify Landlord of any actual or suspected failure of telephone service to the Premises.

25.3 All costs incurred by Landlord for the installation, maintenance, repair and replacement of telephone wiring within the Building shall be an Operating Expense unless Landlord is reimbursed for such costs by other tenants of the Building.

25.4 Landlord shall not be liable to Tenant and Tenant waives all claims against Landlord whatsoever, whether for personal injury, property damage, loss of use of the Premises, or otherwise, due to the interruption or failure of telephone services to the Premises. Tenant hereby holds Landlord harmless and agrees to indemnify, protect and defend Landlord from and against any liability for any damage, loss or expense due to any failure or interruption of telephone service to the Premises for any reason. Tenant agrees to obtain loss of rental insurance adequate to cover any damage, loss or expense occasioned by the interruption of telephone service.

ARTICLE 26

Miscellaneous

26.1 The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." If there is more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. Time is of the essence of this Lease and each and all of its provisions. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant. Subject to Article 12 hereof, this Lease shall benefit and bind Landlord and Tenant and the personal representatives, heirs, successors and assigns of Landlord and Tenant. Tenant shall not use the name or likeness of the Building for any purpose whatsoever other than as the address of Tenant at the Premises. If any provision of this Lease is determined to be illegal or unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect. If Tenant requests the consent or approval of Landlord to any assignment, sublease or other action by Tenant, Tenant shall pay to Landlord on demand, as additional rent, all costs and expenses, including reasonable attorneys' fees and disbursements, incurred by Landlord in connection therewith. This Lease shall be governed by and construed in accordance with the laws of the State of California.

26.2 Tenant acknowledges that the late payment by Tenant of any monthly installment of Base Rent or additional monthly rent will cause Landlord to incur costs and expenses, the exact amount of which is extremely difficult and impractical to fix. Such costs and expenses will include administration and collection costs and processing and accounting expenses. Therefore, if any monthly installment of Base Rent or additional monthly rent is not received by Landlord when due, Tenant shall immediately pay to Landlord a late charge equal to five percent (5%) of such delinquent installment. Landlord and Tenant agree that such late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the loss suffered by Tenant's failure to make timely payment. In no event shall such late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any monthly rent or prevent Landlord from exercising any right or enforcing any remedy available to Landlord upon Tenant's failure to pay each installment of monthly rent due under this Lease in a timely fashion, including the right to terminate this Lease. All amounts of money payable by Tenant to Landlord hereunder, if not paid when due, shall bear interest from the due date until paid at the maximum annual interest rate allowed by law for business loans (not primarily for personal, family or household purposes) not exempt from the usury law at such due date or, if there is no such maximum annual interest rate, at the rate of eighteen percent (18%) per annum.

26.3 If there is any legal action or proceeding between Landlord and Tenant to enforce this Lease or to protect or establish any right or remedy under this Lease, the unsuccessful party to such action or proceeding shall pay to the prevailing party all costs and expenses, including reasonable attorneys' fees and disbursements, incurred by such prevailing party in such action or proceeding and in any appeal in connection therewith. If such prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorneys' fees and disbursements shall be included in and as a part of such judgment.

26.4 Exhibit A (Plan(s) Outlining the Premises), Exhibit B (Work Agreement) and Exhibit C (Rules and Regulations) are attached to and made a part of this Lease.

26.5 Tenant warrants and represents to Landlord that Tenant has negotiated this Lease directly with the real estate broker(s) specified in the Basic Lease Information and has not authorized or employed, or acted by implication to authorize or to employ, any other real estate broker or salesman to act for Tenant in connection with this Lease.

26.6 If Tenant is a corporation, Tenant and each person executing this Lease on behalf of Tenant represents and warrants to Landlord that (a) Tenant is duly incorporated and validly existing under the laws of its state of incorporation, (b) Tenant is qualified to do business in California, (c) Tenant has full corporate right, power and authority to enter into this Lease and to perform all of Tenant's obligations hereunder, and (d) each person signing this Lease on behalf of the corporation is duly and validly authorized to do so.

26.7 Landlord shall have the right, at any time and from time to time before the Commencement Date and during the Term of this Lease, by giving at least thirty (30) days' prior written notice to Tenant, to substitute other space in the Building with views substantially similar to the views offered from the Premises, as determined by Tenant in Tenant’s reasonable discretion (the "Substitute Premises") for the Premises and to relocate Tenant to the Substitute Premises. Landlord shall designate the effective date for the substitution of the Substitute Premises for the Premises and the relocation of Tenant to the Substitute Premises in such notice. The area of the Substitute Premises shall be approximately comparable to the area of the Premises. Landlord shall, at Landlord's expense before such effective date, construct and install in the Substitute Premises improvements substantially similar in quality and quantity to the improvements in the Premises. Landlord shall pay the reasonable costs of moving Tenant's movable furniture, equipment, trade fixtures and personal property from the Premises to the Substitute Premises, as well as the cost of replacement of Tenant’s existing stock of stationary, sales materials, business cards, directories, and all other related address-sensitive materials. As of the effective date for the substitution of the Substitute Premises for the Premises and the relocation of Tenant to the Substitute Premises, Tenant shall vacate the Premises and move to the Substitute Premises, and the Substitute Premises shall be substituted for the Premises under this Lease. Landlord and Tenant each shall, promptly after such effective date, execute and deliver to the other an amendment to this Lease which sets forth the substitution of the Substitute Premises for the Premises, with an appropriate new Exhibit A, and the effective date of such substitution, but the Substitute Premises shall be substituted for the Premises on such effective date whether or not such amendment is executed.

26.8 There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, offers, agreements and understandings, oral or written, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease, the Premises or the Building. There are no representations between Landlord and Tenant or between any real estate broker and Tenant other than those expressly set forth in this Lease and all reliance with respect to any representations is solely upon representations expressly set forth in this Lease. This Lease may not be amended or modified in any respect whatsoever except by an instrument in writing signed by Landlord and Tenant.

26.9 Tenant shall have the right to Tenant’s Percentage Share of ground floor directory board signage identifying Tenant. Further, Landlord will install Building standard directory signage identifying Tenant on the eleventh (11th) floor of Building and at the entry to the Premises.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first hereinabove written.

TENANT:	LANDLORD:

APTIMUS, INC., a Washington corporation	100 SPEAR STREET OWNERS CORP., a Delaware corporation
By:	By:
Its:	Its:
By:	By:
Its:	Its:

EXHIBIT A

Plan(s) Outlining the Premises

EXHIBIT B

Work Agreement

This Work Agreement (“Agreement”) is attached to and made a part of the Lease by and between 100 Spear Street Owners Corp. (“Landlord”) and Aptimus (“Tenant”) for space located within the building commonly known as 100 Spear Street and located at 100 Spear Street, San Francisco, California (the “Lease”).

1. General:

(a) Purpose. The purpose of this Agreement is to set forth the manner in which the interior improvements in the Premises (the “Tenant Improvements”) are to be constructed, who will design and construct the Tenant Improvements and the allocation of the cost of the Tenant Improvements.

(b) Terms. All terms used herein and not herein defined shall have the same meaning as the defined terms in the Lease.

(c) Lease Provisions. The provisions of the Lease are hereby incorporated into this Agreement.

2. Worklist: Landlord, at its sole cost and expense shall perform the Tenant Improvements in accordance with the following work list (the "Worklist") using Building Standard methods, materials and finishes:

ITEM	QUANTITY

A. Repaint Premises	A. As required

B. Recarpet Premises	B. As required

C. Replace millwork in kitchen area	C. As required

Landlord shall enter into a direct contract for the Tenant Improvements with a general contractor of Landlord’s choosing. In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Tenant Improvements.

3. Costs: Landlord shall be responsible for the cost of construction of only those improvements set forth on the Worklist. The amount referred to above shall be referred to herein as “Landlord’s Costs.” Any costs above Landlord’s Costs shall be borne by Tenant.

4. Substantially Complete: As used herein, the terms “Substantially Complete” or “Substantial Completion” shall mean that the Tenant Improvements have been completed, notwithstanding the fact that minor details of construction, mechanical adjustments or decorations which do not materially interfere with Tenant’s use of the Premises remain to be performed (items normally referred to as “punchlist” items). The Premises shall be deemed Substantially Complete even though Tenant’s furniture, telephones, telexes, telecopiers, photocopy machines, computers and other business machines or equipment have not been installed, the purchase and installation of which shall be Tenant’s sole responsibility and which shall be carried out pursuant to the terms of Paragraph 7 below. Landlord shall cause the punchlist items to be corrected as soon as reasonably possible and practical, but Landlord’s failure to complete such items as of the date of Substantial Completion of the Premises shall in no event delay the Commencement Date.

5. Tenant’s Representative: ___________________ shall act as Tenant’s representative in all matters to be covered by this Agreement. Such representative shall act on behalf of Tenant in connection with the issuance of any approvals or disapprovals to be made or given by Tenant under the terms of this Agreement and the making of any other communications required or permitted under the terms of this Agreement. Landlord shall be entitled to rely upon any approval or disapproval issued, or other communication made, by Tenant’s representative.

6. Landlord’s Representative: Abby Donahoe shall act as Landlord’s representative in all matters to be covered by this Agreement. Such representative shall act on behalf of Landlord in connection with the issuance of any approvals or disapprovals to be made or given by Landlord under the terms of this Agreement and the making of any other communications required or permitted under the terms of this Agreement. Tenant shall be entitled to rely upon any approval or disapproval issued, or other communication made, by Landlord’s representative.

7. Tenant’s Work: Any items of work not shown on the Worklist including, for example, the installation of telephone service or furnishings (including wiring and cabling connections or installations) for which Tenant contracts separately, and at Tenant’s sole cost and expense (hereinafter “Tenant’s Work”), shall be subject to Landlord’s policies and schedules and shall be conducted in such a way as not to hinder, cause any disharmony with or delay any work of improvement in the Building. Tenant’s suppliers, contractors, workmen and mechanics shall be subject to approval by Landlord prior to the commencement of their work, which approval shall not be unreasonably withheld, delayed or conditioned, and shall be subject to Landlord’s administrative control while performing their work. Tenant shall cause its suppliers and contractors to engage only labor that is harmonious and compatible with other labor working in the Building. In the event of any labor disturbance caused by persons employed by Tenant or Tenant’s contractor, Tenant shall immediately, and at Tenant’s sole cost and expense, take all actions necessary to eliminate such disturbance. If at any time any supplier, contractor, workman or mechanic performing Tenant’s Work hinders or delays any other work of improvement in the Building or performs any work which may or does impair the quality, integrity or performance of any portion of the Building, Tenant shall, at Tenant’s sole cost and expense, cause such supplier, contractor, workman or mechanic to leave the Building and remove all his tools, equipment and materials immediately upon written notice delivered to Tenant and Tenant shall reimburse Landlord for any repairs or corrections of the Tenant Improvements or Tenant’s Work or of any portion of the Building caused by or resulting from the work of any supplier, contractor, workman or mechanic with whom Tenant contracts. Landlord shall give access to Tenant’s suppliers, contractors, workmen and mechanics prior to the Commencement Date so as to achieve timely completion and occupancy of the Premises. Tenant shall be responsible for any hoisting charges associated with Tenant’s Work.

8. Default: Any material default by Tenant under the terms of this Agreement which continues fifteen (15) days after notice from Landlord shall constitute a default under the Lease to which this Agreement is attached, and shall entitle Landlord to exercise all remedies set forth in the Lease. Tenant shall have any and all rights to remedy such default pursuant to the provisions of the Lease.

EXHIBIT C

Rules and Regulations

1. Common Areas. The sidewalks, halls, passages, exits, entrances, elevators and stairways of the Building shall not be obstructed by Tenant or used for any purpose other than for ingress to and egress from the Premises. The halls, passages, exits, entrances, elevators and stairways are not for the general public and Landlord shall in all cases have the right to control and prevent access thereto of all persons (including, without limitation, messengers or delivery personnel not wearing uniforms) whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation or interests of the Building and its tenants. Neither Tenant nor any agent, employee, contractor, invitee or licensee of Tenant shall go upon the roof of the Building. Landlord shall have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement or location of entrances or passage-ways, doors or doorways, corridors, elevators, stairs, toilets and common areas of the Building.

2. Signs. No sign, placard, picture, name, advertisement or notice visible from the exterior of the Premises shall be inscribed, painted, affixed or otherwise displayed by Tenant on any part of the Building or the Premises without the prior written consent of Landlord. Landlord will adopt and furnish to tenants general guidelines relating to signs inside the Building. Tenant agrees to conform to such guidelines. All approved signs or lettering shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord. Material visible from outside the Building will not be permitted.

3. Prohibited Uses. The Premises shall not be used for the storage of merchandise held for sale to the general public or for lodging. No cooking shall be done or permitted on the Premises except that private use by Tenant of microwave ovens and Underwriters' Laboratory-approved equipment for brewing coffee, tea, hot chocolate and similar beverages will be permitted, provided that such use is in accordance with all applicable federal, state and municipal laws, codes, ordinances, rules and regulations. Tenant shall not place any load on the floors of the Building exceeding fifty (50) pounds per square foot, live or dead load. Tenant shall not use electricity for lighting, machines or equipment in excess of four (4) watts per square foot.

4. Janitorial Service. Tenant shall not employ any person other than the janitor of Landlord for the purpose of cleaning the Premises unless otherwise agreed to by Landlord in writing. Except with the written consent of Landlord, no persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the Premises. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property in the Premises, however occurring, or for any damage done to the effects of Tenant by the janitor or any other employee or any other person.

5. Keys. Landlord will furnish Tenant without charge with two (2) keys to each door lock provided in the Premises by Landlord. Landlord may make a reasonable charge for any additional keys. Tenant shall not have any such keys copied or any keys made. Tenant shall not alter any lock or install a new or additional lock or any bolt on any door of the Premises. Tenant, upon the termination of this Lease, shall deliver to Landlord all keys to doors in the Building.

6. Moving Procedures. Landlord shall designate appropriate entrances for deliveries or other movement to or from the Premises of equipment, materials, supplies, furniture or other property, and Tenant shall not use any other entrances for such purposes. All moves shall be scheduled and carried out during non-business hours of the Building. All persons employed and means or methods used to move equipment, materials, supplies, furniture or other property in or out of the Building must be approved by Landlord prior to any such movement. Landlord shall have the right to prescribe the maximum weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on a platform of such thickness as is necessary properly to distribute the weight. Landlord will not be responsible for loss of or damage to any such property from any cause, and all damage done to the Building by moving or maintaining such property shall be repaired at the expense of Tenant.

7. No Nuisances. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material other than limited quantities thereof reasonably necessary for the operation or maintenance of office equipment. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord. Tenant shall not use or keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, or interfere in any way with other tenants or those having business in the Building, nor shall any animals be brought or kept in the Premises or the Building.

8. Change of Address. Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name or street address of the Building or the room or suite number of the Premises.

9. Business Hours. Landlord establishes the hours of 8 A.M. to 6 P.M. Monday through Friday, except union holidays and legal holidays, as reasonable and usual business hours for the purposes of Section 7.1 of this Lease. If Tenant requests electricity or heat or air conditioning or any other services during any other hours or on any other days, and if Landlord is able to provide the same, Tenant shall pay Landlord such charge as Landlord shall establish from time to time for providing such services during such hours. Any such charges which Tenant is obligated to pay shall be deemed to be additional rent under this Lease.

10. Access to Building. Landlord reserves the right to exclude from the Building during the evening, night and early morning hours beginning at 6 P.M. and ending at 8 A.M. Monday through Friday, and at all hours on Saturdays, Sundays, union holidays and legal holidays, all persons who do not present identification acceptable to Landlord. Tenant shall provide Landlord with a list of all persons authorized by Tenant to enter the Premises and shall be liable to Landlord for all acts of such persons. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In the case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right to prevent access to the Building during the continuance of the same by such action as Landlord may deem appropriate, including closing doors.

11. Building Directory. The directory of the Building will be provided for the display of the name and location of Tenant and a reasonable number of the principal officers and employees of Tenant at the expense of Tenant. Landlord reserves the right to restrict the amount of directory space utilized by Tenant.

12. Window Coverings. No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung or placed in, or used in connection with any window of the Building without the prior written consent of Landlord. In any event, with the prior written consent of Landlord, such items shall be installed on the office side of Landlord's standard window covering and shall in no way be visible from the exterior of the Building. Tenant shall keep window coverings closed when the effect of sunlight (or the lack thereof) would impose unnecessary loads on the Building's air conditioning systems.

13. Food and Beverages. Tenant shall not obtain for use in the Premises ice, drinking water, food, beverage, towel or other similar services, except at such reasonable hours and under such reasonable regulations as may be established by Landlord.

14. Procedures When Leaving. Tenant shall ensure that the doors of the Premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before Tenant and its employees leave the Premises so as to prevent waste or damage. For any default or carelessness in this regard, Tenant shall be liable and pay for all damage and injuries sustained by Landlord or other tenants or occupants of the Building. On multiple-tenancy floors, Tenant shall keep the doors to the Building corridors closed at all times except for ingress and egress.

15. Bathrooms. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be paid by Tenant if caused by Tenant or its agents, employees, contractors, invitees or licensees.

16. Prohibited Activities. Except with the prior written consent of Landlord, Tenant shall not sell at retail newspapers, magazines, periodicals, theatre or travel tickets or any other goods or merchandise to the general public in or on the Premises, nor shall Tenant carry on or permit or allow any employee or other person to carry on the business of stenography, typewriting, printing or photocopying or any similar business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Premises be used for manufacturing of any kind, or any business or activity other than that specifically provided for in this Lease.

17. No Antenna. Tenant shall not install any radio or television antenna, loudspeaker, or other device on the roof or exterior walls of the Building. No television or radio or recorder shall be played in such a manner as to cause a nuisance to any other tenant.

18. Vehicles. There shall not be used in any space, or in the public halls of the Building, either by Tenant or others, any hand trucks except those equipped with rubber tires and side guards or such other material handling equipment as Landlord approves. No other vehicles of any kind shall be brought by Tenant into the Building or kept in or about the Premises.

19. Trash Removal. Tenant shall store all its trash and garbage within the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of office building trash and garbage in the City and County of San Francisco without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate. Tenant shall crush and flatten all boxes, cartons and containers. Tenant shall pay extra charges for any unusual trash disposal.

20. No Soliciting. Canvassing, soliciting, distribution of handbills or any other written material and peddling in the Building are prohibited, and Tenant shall cooperate to prevent the same.

21. Services. The requirements of Tenant will be attended to only upon application in writing at the office of the Building. Personnel of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

22. Waiver. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

23. Supplemental to Lease. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the covenants of this Lease.

24. Amendments and Additions. Landlord reserves the right to make such other rules and regulations, and to amend or repeal these Rules and Regulations, as in Landlord's judgment may from time to time be desirable for the safety, care and cleanliness of the Building and for the preservation of good order therein.